UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 18, 2024, Eyenovia, Inc. (the “Company”) received a letter from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) providing notification that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until March 17, 2025, to regain compliance with this requirement (the “Bid Price Cure Period”).

On December 12, 2024, the Company received a letter from Nasdaq notifying the Company that, as of December 11, 2024, the common stock had a closing bid price of $0.10 or less for 10 consecutive trading days. Accordingly, the Company is subject to the provisions of Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). As a result, Nasdaq has determined to delist the Company’s securities from The Nasdaq Capital Market, notwithstanding the Bid Price Cure Period, which is rendered unavailable by the Low Priced Stocks Rule.

The Company has the right to appeal Nasdaq’s determination by December 19, 2024, and it intends to appeal such determination before a panel (the “Hearings Panel”). The hearing request will stay the suspension of the trading of the Company’s common stock pending the decision of the Hearings Panel.

At such hearing, the Company intends to submit its plan to regain compliance with the applicable Nasdaq listing rules discussed above. On December 12, 2024, the Company filed a preliminary proxy statement for a Special Meeting of Stockholders to be held on January 21, 2025 to consider certain proposals, including approval of a reverse stock split, which is intended to result in an increase in the trading price of the Company’s common stock that would cure the listing deficiencies noted above.

No assurances can be provided that the Company will obtain a favorable decision from the Hearings Panel, and/or that the Company will be able to regain or maintain compliance with Nasdaq’s listing rules.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be successful in its appeal of Nasdaq’s determination or that a reverse stock split, if approved by the Company’s stockholders and implemented, would result in an increase in the trading price of the Company’s common stock. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: December 13, 2024	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer